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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Monaco Coach Corporation on Form S-8 (File No's. 33-76372 and 333-64691) of our report dated January 27, 2000, on our audits of the consolidated financial statements and financial statement schedule of Monaco Coach Corporation as of January 2, 1999 and January 1, 2000, and for the years ended January 3, 1998, January 2, 1999 and January 1, 2000, which report is included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP




March 28, 2000



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